Exhibit 10.3

RECORD AND RETURN TO:

Brian T. Holmes, Esq.

McKenna Long & Aldridge LLP

303 Peachtree Street, N.E., Suite 5300

Atlanta, Georgia 30308

ACT OF LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND

ASSIGNMENT OF LEASES AND RENTS

HC-3436 MASONIC DRIVE, LLC,

a Delaware limited liability company,

as Mortgagor,

TO

KEYBANK NATIONAL ASSOCIATION,

a national banking association,

as Agent

DATED: AS OF OCTOBER 2, 2013

Parish: Rapides

State: Louisiana

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

ACT OF LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND

ASSIGNMENT OF LEASES AND RENTS

BE IT KNOWN, that on the date set forth below, but effective as of October 2, 2013,

BEFORE ME, the undersigned Notary Public, and in the presence of the undersigned competent witnesses,

PERSONALLY CAME AND APPEARED:

HC-3436 MASONIC DRIVE, LLC, a Delaware limited liability company (“Mortgagor”), having a mailing address of 4211 W. Boy Scout Boulevard, Tampa, Florida 33607, whose federal tax identification number ends in the four digits 1700, represented herein by Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member, duly authorized by resolution of its sole member, a certified copy of which is attached hereto, who, being duly sworn, did declare that it executes this ACT OF LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Instrument”) in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), having a mailing address of 4910 Tiedeman Road, 3rd Floor, Brooklyn, Ohio 44144, Attn: Real Estate Capital Services, with a copy to KeyBank National Association, 1200 Abernathy Road, N.E., Suite 1550, Atlanta, Georgia 30328, Attn: Daniel Stegemoeller, as Agent (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”) for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain First Amended and Restated Credit Agreement, dated as of November 19, 2012, by and among Carter/Validus Operating Partnership, LP, a Delaware limited partnership (“Borrower”), KeyBank, as Agent and the Lenders, as amended by that certain First Amendment to First Amended and Restated Credit Agreement and Amendment to Unconditional Guaranty of Payment and Performance, dated as of March 15, 2013 (the “March 2013 Amendment”), that certain Second Amendment to First Amended and Restated Credit Agreement dated as of June 11, 2013 and that certain Third Amendment to First Amended and Restated Credit Agreement and Other Loan Documents, dated as of August 9, 2013 (the “August 2013 Amendment”) (as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Mortgagor is a Guarantor and will benefit from the Credit Agreement, as more fully set forth in the Guaranty (as hereinafter defined) executed by Mortgagor, and is granting this Instrument in consideration for such benefit.

W I T N E S S E T H:

In order to secure the Secured Obligations (as hereinafter defined), Mortgagor does hereby mortgage, pledge, hypothecate, collaterally assign and grant a security interest unto Agent, and its successors and assigns, for the ratable benefit of Lenders and the holders of the Hedge Obligations, affecting all of the following described land (whether now or hereafter acquired), interests of the lessee in a lease of an immovable, and interests in land, estates, easements, servitudes, rights, improvements, property, fixtures, component parts, equipment, furniture, furnishings, appliances, general intangibles, and appurtenances, whether now or hereafter existing or acquired (collectively, the “Property”);

(a)      The lessee’s rights in the following lease and all leasehold interests, leasehold estates and all right of Mortgagor (including without limitation, all renewal or purchase options, if any) in and to all those tracts or parcels of land and easements more particularly described on Exhibit “A” attached hereto and by this reference made a part hereof (the “Land”), created pursuant to that certain Ground Lease dated effective April 1, 2007, between Christus Health Central Louisiana, a Louisiana non-profit corporation, as landlord (“Lessor”), and Alexandria Surgery Center Real Estate, L.L.C. (“Alexandria Surgery”), as tenant, as evidenced by that certain Memorandum of Lease dated September 26, 2007, by and between Lessor and Alexandria Surgery, recorded under Clerk’s File No. 1354848, Mortgage Book 2340, page 552, as amended by that certain First Amendment to Ground Lease dated July 13, 2013, between Lessor and Alexandria Surgery, as assigned by Alexandria Surgery to Mortgagor pursuant to that certain Act of Cash Sale and Assignment of Ground Lease effective July 31, 2013, filed and recorded August 2, 2013 in Conveyance Book 1960, Page 833 under Clerk’s File No. 1510786, Official Records of Rapides Parish, (as the same may have been or may hereafter be assigned, amended, restated, replaced, supplemented or otherwise modified from time to time, the “Ground Lease”), together with any full ownership interest in the Land, if any, now or hereafter acquired, and all rights, benefits, privileges, and interests of Mortgagor in and to the Ground Lease and all modifications, extensions, renewals, and replacements thereof, and all deposits, credits, options, privileges, and rights of Mortgagor as tenant under the Ground Lease, together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired including, but not limited to, the right, if any, to renew or extend the Ground Lease for a succeeding term or terms, and also including all the right, title, claim or demand whatsoever of Mortgagor either in law or in equity, in possession or expectancy, of, in and to Mortgagor’s right, as tenant under the Ground Lease, to elect under Section 365(h)(1) of Title 11 U.S.C.A. §101 et seq. and the regulations adopted and promulgated thereto (as the same may be amended from time to time, the “Bankruptcy Code”) or any other creditors rights law to terminate or treat the Ground Lease as terminated or to consent to the transfer of the Lessor’s interest in the Land and the Improvements free and clear of the Ground Lease under Section 363 of the Bankruptcy Code or under any other creditors rights law in the event (i) of any bankruptcy or other debtor relief proceeding of the Lessor, and (ii) (A) the rejection of the Ground Lease by such Lessor, as debtor in possession, or by a trustee for such Lessor, pursuant to Section 365 of the Bankruptcy Code or under any other creditors rights law or (B) any attempt by such Lessor, as debtor in possession, or by a trustee for such Lessor, to transfer such Lessor’s interest in the Land and the Improvements under Section 363 of the Bankruptcy Code or under any other creditors rights law.

(b)      All present and future buildings, structures, parking areas, annexations and improvements of every nature whatsoever now or hereafter situated on the Land (hereinafter referred to as the “Improvements”) and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, incinerating, sprinkling, and waste removal systems, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, storm windows and doors, window and door screens, awnings and storm sashes, which are or shall be owned by Mortgagor and attached to said Improvements and all other furnishings, furniture, glassware, tableware, uniforms, linen, drapes and curtains and related hardware and mounting devices, wall to wall carpeting, radios, lamps, telephone systems, televisions and television systems, computer systems, guest ledgers, vehicles, fixtures, machinery, equipment, apparatus, appliances, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Mortgagor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Mortgagor or on behalf of Mortgagor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

(c)      All easements, access rights, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, irrigation systems (including, without limitation, underground wiring, pipes, pumps and sprinkler heads), minerals, flowers, plants, shrubs, crops, trees, timber, fences, signs, bridges, fountains, monuments and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor.

(d)      All leases and all subleases, tenancies, occupancies and licenses, whether oral or written (collectively, the “Leases”), and all income, rents, issues, profits, room rentals, transient or guest payments, fees, charges or other payments for the use or occupancy of rooms or other facilities, and revenues of the Property from time to time accruing (including, without limitation, all payments under Leases), all guarantees of the foregoing or letters of credit relating to the foregoing, lease termination payments, proceeds of insurance, condemnation payments, tenant security, damage or other deposits whether held by Mortgagor or in a trust account, all escrow agreements relating to any of the Leases, escrow funds, including, without limitation, any funds escrowed for tenant improvements, fees, charges, rents, license fees, accounts, royalties, security, damage or other deposits from time to time accruing, all payments under working interests, production payments, royalties, overriding royalties, operating interests, participating interest and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Mortgagor of, in and to the same (collectively, the “Revenues”); reserving only the right to Mortgagor to collect the same (other than lease termination payments, insurance proceeds and condemnation payments) so long as no Event of Default has occurred and is continuing.

(e)      All insurance policies, building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts and subcontracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the purchase, construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, franchise agreements, property management agreements, cable television agreements, contracts for the purchase of supplies, telephone service agreements, yellow pages or other advertising agreements, sales contracts, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, sewer and water and other utility agreements, service contracts, agreements relating to the collection of receivables or use of customer lists, all bookings and reservations for space or facilities within the Property, all purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, labor, deposits, assurances, construction guaranties, guaranties, warranties, indemnities and other undertakings, architectural plans and specifications, drawings, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports relating to the Property, renderings and models, permits, consents, approvals, licenses, variances, agreements, contracts, building permits, purchase orders and equipment leases, personal property leases, and all causes of action relating thereto. Mortgagor collaterally assigns and pledges to Mortgagee the right to receive all proceeds of any insurance policies insuring against loss of damage to the Property in accordance with the provisions of Louisiana Revised Statutes 9:5386.

(f)      All deposit accounts, instruments, accounts receivable, documents, causes of action, claims, names by which the Property or the Improvements thereon may be operated or known, all rights to carry on business under such names, all telephone numbers or listings, all rights, interest and privileges of which Mortgagor may have in any capacity under any covenants, restrictions or declarations now or hereafter relating to the Property or the Improvements, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the Improvements located thereon and all customer lists, other lists, and business information relating in any way to the Property or the Improvements or the use thereof, whether now owned or hereafter acquired.

(g)      All assets of Mortgagor, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles, and all current and after acquired copyrights, copyright rights, advertising materials, web sites, and web pages, software and software licenses, trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade dress rights, company names, logos, and all domain names, owned or used in connection with the Mortgagor’s business, and in each case all goodwill associated therewith), goods (including, without limitation, inventory, property, possessions, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (g), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction.

(h)      All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Agent pursuant to this Instrument, the Credit Agreement or any other of the Loan Documents.

(i)      All proceeds, products, substitutions and accessions of the foregoing of every type.

The Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of Agent and the successors and assigns of Agent for the benefit of any and all future holder or holders of the Secured Obligations (defined below), until the full and final payment of all Secured Obligations, and until neither Agent, nor any Lender, nor any holder of any Hedge Obligations has any further obligation to loan or advance funds to or for the benefit of Mortgagor, and Mortgagor is herein and hereby bound and obligated not to sell, alienate, mortgage or encumber the Property, or any part thereof, to the prejudice of this Instrument, and not to permit or suffer the same to be so sold alienated, deteriorated, or encumbered. Mortgagor covenants that Mortgagor is the owner of a leasehold interest in the Land and has the rights as lessee in a lease of the Land and has good right to mortgage, pledge, hypothecate, collaterally assign, and grant a security interest in the same, that the same is unencumbered except for those matters expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof (the “Permitted Encumbrances”), and that Mortgagor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit “B” attached hereto, or otherwise specifically approved by Agent in writing after the date hereof.

The mortgage, pledge, hypothecation, collateral assignment, and security interest granted by this Instrument is given to secure the following described obligations (collectively, the “Secured Obligations”):

(a)      The debt evidenced by (i) those certain Amended and Restated Term Loan Notes made by Borrower in the aggregate principal amount of Fifty-Five Million and No/100 Dollars ($55,000,000.00) to the order of the Term Loan Lenders, each of which has been issued pursuant to the Credit Agreement and is due and payable in full on or before August 9, 2017, unless extended as provided in the Credit Agreement, and which evidence a term loan in the initial principal amount of up to $55,000,000.00 which may be increased pursuant to Section 2.11 of the Credit Agreement, (ii) those certain Amended and Restated Revolving Credit Notes made by Borrower in the aggregate principal amount of One Hundred Seventy Million and No/100 Dollars ($170,000,000.00) to the order of the Revolving Credit Lenders, each of which has been issued pursuant to the Credit Agreement and is due and payable in full on or before August 9, 2016, unless extended as provided in the Credit Agreement, and which evidence a revolving credit loan in the initial principal amount of up to $170,000,000.00 which may be increased pursuant to Section 2.11 of the Credit Agreement, (iii) that certain Amended and Restated Swing Loan Note made by Borrower in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00) to the order of KeyBank, which has been issued pursuant to the Credit Agreement and is due and payable in full on or before August 9, 2016, unless extended as provided in the Credit Agreement, and which evidences a swing loan in the initial principal amount of up to $10,000,000.00, and (iv) each other note as may be issued under the Credit Agreement, including, without limitation, to reflect any increase of the term loan described herein (which is due and payable on or before August 9, 2017, unless extended as provided in the Credit Agreement), the revolving credit loan or the swing loan described herein (each of which is due and payable on or before August 9, 2016, unless extended as provided in the Credit Agreement), each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated; provided, however, that the maximum principal indebtedness under the promissory notes described in clauses (i) through (iv) above shall not exceed the aggregate amount of Three Hundred Fifty Million and no/100 Dollars ($350,000,000.00) (collectively, the “Note”);

(b)      The payment, performance and discharge of each and every obligation, covenant and agreement of Mortgagor contained herein or of Mortgagor contained in that certain Unconditional Guaranty of Payment and Performance by Mortgagor and others in favor of KeyBank, as Agent for itself and each other Lender, dated as of March 30, 2012, as amended by that certain First Amendment to Unconditional Guaranty of Payment and Performance, dated as of June 29, 2012, that certain Second Amendment to Unconditional Guaranty of Payment and Performance dated as of July 19, 2012, that certain Omnibus Amendment of Loan Documents dated as of November 19, 2012, the March 2013 Amendment and the August 2013 Amendment (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Guaranty”), of Borrower contained in the Credit Agreement, and of Mortgagor and Borrower in the other Loan Documents, including, without limitation, the obligation of Borrower to reimburse Issuing Lender for any draws under the Letters of Credit;

(c)      Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Mortgagor is the owner of the Property at the time of such advances);

(d)      The payment, performance and discharge of each and all of the Hedge Obligations;

(e)      Any and all other indebtedness now or hereafter owing by Borrower to Agent or any Lender pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof; and

(f)      All costs and expenses incurred by the Agent, the Lenders and the holders of the Hedge Obligations in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys’ fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Note, the Credit Agreement, the Guaranty, this Instrument, and the other Loan Documents and the agreements evidencing or relating to the Hedge Obligations (the “Hedge Documents”) (collectively, the “Enforcement Costs”).

Notwithstanding anything to the contrary contained herein, under no circumstances shall the “Secured Obligations” as defined herein include any obligation that constitutes an Excluded Hedge Obligation of Mortgagor.

The maximum amount of Secured Obligations that may be outstanding at any time and from time to time that this Instrument, including without limitation as a mortgage, as a collateral assignment and as a security agreement, secures shall be Four Hundred Fifty Million and No/100 Dollars ($450,000,000.00).

Subject to Section 2.22 hereof, should the Secured Obligations secured by this Instrument be paid and performed according to the terms and effect thereof when the same shall become due and payable, and should Mortgagor perform all covenants contained herein in a timely manner and the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement has terminated, then Mortgagor shall be entitled to require a release of this Instrument.

Mortgagor hereby further covenants and agrees with Agent as follows:

ARTICLE 1

1.01    Payment of Secured Obligations. Mortgagor will pay and perform or cause to be paid and performed the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby as the same shall become due.

1.02    Funds for Impositions. After the occurrence and during the continuance of an Event of Default, Mortgagor shall pay to Agent, subject to Agent’s option under Section 1.03 hereof, on the days that monthly installments of interest are payable under the Note, until the Note is paid in full, a sum (hereinafter referred to as the “Funds”) reasonably estimated by Agent to provide an amount necessary for payment of the following items in full fifteen (15) days prior to when such items become due (hereinafter collectively referred to as the “Impositions”): (a) the yearly real estate taxes, ad valorem taxes, personal property taxes, assessments and betterments, and (b) the yearly premium installments for the insurance covering the Property and required by the Credit Agreement. The Impositions shall be reasonably estimated initially and from time to time by Agent on the basis of assessments and bills and estimates thereof. The Funds shall be held by Agent in a separate interest bearing account free of any liens or claims on the part of other creditors of Mortgagor and as part of the security for the Secured Obligations. Mortgagor shall pay all Impositions prior to delinquency as required by Section 1.03 hereof. In the event Agent elects to reserve Funds as permitted under this Section 1.02, within ten (10) days after Mortgagor furnishes Agent with reasonably satisfactory evidence that Mortgagor has paid one or more of the items comprising the Impositions, Agent shall reimburse Mortgagor (or the one paying the Impositions) therefor to the extent of the Funds (plus accrued interest) then held by Agent. Alternatively, Agent shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Agent and provided Mortgagor has delivered to Agent the assessments or bills therefor. Mortgagor shall be permitted to pay any Imposition early in order to take advantage of any available discounts. Agent shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills. The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Agent’s option and without notice to Mortgagor, to the payment of the Secured Obligations upon the occurrence of any Event of Default. If at any time the amount of the Funds held by Agent shall be less than the amount reasonably deemed necessary by Agent to pay Impositions as such become due, Mortgagor shall pay to Agent any amount necessary to make up the deficiency within fifteen (15) business days after notice from Agent to Mortgagor requesting payment thereof. Upon payment and performance in full of the Secured Obligations and termination of the obligation of the Lenders to make Loans and of Issuing Lender to issue Letters of Credit, Agent shall promptly refund to Mortgagor any Funds then held by Agent.

1.03    Impositions, Liens and Charges. Mortgagor shall pay all Impositions and other charges, if any, attributable to the Property prior to delinquency, and at Agent’s option during the continuance of an Event of Default, Mortgagor shall pay in the manner hereafter provided under this Section 1.03. Mortgagor shall, during continuance of an Event of Default, furnish to Agent all bills and notices of amounts due under Section 1.03 as soon as received, and in the event Mortgagor shall make payment directly, Mortgagor shall, as and when available, furnish to Agent receipts evidencing such payments prior to the dates on which such payments are delinquent, subject to Mortgagor’s right to contest taxes, assessments and other governmental charges as provided in the Credit Agreement. Mortgagor shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property or Mortgagor (including federal tax liens) and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property, subject to Mortgagor’s right to contest the same as provided in the Credit Agreement. Mortgagor shall not claim or be entitled to any credit against the taxable value of the Property by reason of this Instrument, or any deduction in or credit on the Secured Obligations by reason of Impositions paid.

1.04    Taxes, Liens and Other Charges.

(a)      In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by mortgages, deeds of trust or other security instruments or the manner of collecting taxes so as to adversely affect Agent or the Lenders, Mortgagor will promptly pay any such tax. If Mortgagor fails to make such payment promptly, or if, in the opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Mortgagor from making such payment or would penalize Agent or the Lenders if Mortgagor makes such payment or if, in the opinion of Agent, the making of such payment could reasonably result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the principal sums secured by this Instrument and all interest accrued thereon shall, at the option of Agent, become immediately due and payable.

(b) Mortgagor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement.

1.05    Insurance.

Mortgagor shall procure for, deliver to and maintain for the benefit of Agent and Lenders the insurance policies described in the Credit Agreement. Mortgagor shall pay all premiums on such insurance policies. All proceeds of any property or casualty insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property are hereby assigned and shall be paid to Agent, for the benefit of the Lenders, subject to Borrower’s and Mortgagor’s right to adjust certain claims and use such proceeds as provided in the Credit Agreement. Any such proceeds shall be released and advanced to Borrower or Mortgagor in accordance with and subject to the requirements of the Credit Agreement and be applied to the cost of repairing or restoring the Property or the remaining portion of the Property, with any balance remaining to be applied in accordance with the terms and provisions of the Credit Agreement. In the event of a foreclosure sale of all or any part of the Property pursuant to the enforcement of this Instrument, the purchaser of such Property shall succeed to all rights of Mortgagor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of insurance. In the event of a foreclosure sale, Agent is hereby authorized, without the further consent of Mortgagor, to take such steps as Agent may deem advisable to cause the interest of such purchaser to be protected by any of such policies. In case of Mortgagor’s failure to keep the Property properly insured as required herein, Agent, after notice to Mortgagor, at its option may (but shall not be required to) acquire such insurance as required herein at Borrower’s and Mortgagor’s sole expense.

1.06    Condemnation. If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then all compensation, awards and other payments or relief thereof, shall be paid and applied in accordance with terms and provisions of the Credit Agreement.

1.07    Care, Use and Management of Property.

(a) Mortgagor will keep, or cause to be kept, the roads and walkways, landscaping and all other Improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste, impairment or deterioration (ordinary wear and tear excepted) and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.

(b)      Mortgagor will not remove or demolish nor alter the structural character of any building located on the Land or any fixtures or personal property relating thereto except when incidental to the replacement of fixtures and personal property with items of like kind and value or customary tenant improvements pursuant to Leases approved or deemed approved pursuant to the Credit Agreement.

(c)      If the Property or any part thereof is materially damaged by fire or any other cause, Mortgagor will give immediate written notice thereof to Agent.

(d)      Mortgagor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority, all restrictive covenants and other agreements affecting the Property or relating to the operation thereof affecting the Property or any part thereof and all licenses or permits affecting the Property or any part thereof, subject to Mortgagor’s right to contest the same as provided in the Credit Agreement.

(e)      Mortgagor shall keep the Property, including the Improvements and the Personal Property (as hereinafter defined), in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good order, repair, and tenantable condition (ordinary wear and tear excepted).

(f)      Mortgagor shall keep all franchises, trademarks, trade names, service marks and licenses and permits necessary for the Mortgagor’s use and occupancy of the Property in good standing and in full force and effect.

(g)      Unless required by applicable law or unless Agent has otherwise agreed in writing, Mortgagor shall not allow changes in the nature of the occupancy or use for which the Property was intended at the time this Instrument was executed. Mortgagor shall not abandon the Property. Mortgagor shall not initiate, fail to contest or acquiesce in a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants without Agent’s written consent. Mortgagor shall comply with, observe and perform all zoning and other laws affecting the Property, all agreements and restrictive covenants affecting the Property, and all licenses and permits affecting the Property, subject to Mortgagor’s right to contest compliance with laws to the extent permitted in the Credit Agreement.

(h)      To the extent permitted under the terms of the applicable Leases, Agent may, at Mortgagor’s expense, make or cause to be made reasonable entries upon and inspections of the Property as permitted in the Credit Agreement during normal business hours and upon reasonable advance notice, or at any other time when necessary or appropriate in an emergency circumstance or during the continuance of an Event of Default, in the sole reasonable discretion of Agent, to protect or preserve the Property.

(i)      If all or any part of the Property shall be damaged by fire or other casualty or loss, then, subject to the provisions of the Credit Agreement, Mortgagor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Mortgagor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Agent. Notwithstanding the foregoing, Mortgagor shall not be obligated to so restore unless, in each instance, Agent agrees to make available to Mortgagor (subject to the terms of the Credit Agreement) any net insurance or condemnation proceeds actually received by Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that, subject to the provisions of the Credit Agreement, the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Mortgagor of its obligation to restore.

(j)      Mortgagor shall pay all normal and customary operating expenses for the Property as the same become due.

1.08    Leases and other Agreements Affecting Property.

(a)      As additional security for the Secured Obligations, Mortgagor presently and unconditionally assigns and transfers to Agent all of Mortgagor’s right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any of the Leases for the occupancy or use of all or any part of the Property. Mortgagor further collaterally assigns and pledges to Agent all of Mortgagor’s rights, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any of the Leases for the occupancy or use of all or any part of the Property pursuant to the provisions of Louisiana Revised Statutes 9:4401 and any successor or replacement statute. Mortgagor hereby authorizes Agent or Agent’s agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Agent or Agent’s agents; provided, however, Mortgagor shall have a license (revocable upon the occurrence and during the continuance of an Event of Default) to collect and receive the Revenues. Mortgagor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Agent or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence and during the continuance of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Mortgagor to the contrary, and Mortgagor agrees that Mortgagor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Agent following receipt of such written demand.

(b)      Mortgagor hereby covenants that Mortgagor has not executed any prior assignment of the Leases or the Revenues, that Mortgagor has not performed, and will not perform, any acts and has not executed, and will not execute, any instruments which would prevent Agent from exercising the rights of the beneficiary of this Instrument, and that at the time of execution of this Instrument, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues. Mortgagor further covenants that Mortgagor will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.

(c)      Mortgagor agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Agent’s rights and remedies under this Section or Article 2 hereof shall be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Agent, in person or by agent, assumes actual possession thereof. Mortgagor further agrees that the appointment of any receiver for the Property by any court at the request of Agent or by agreement with Mortgagor (to the extent permissible under applicable law), or the entering into possession of any part of the Property by such receiver (to the extent permissible under applicable law), shall not be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

(d)      If Agent exercises its rights and remedies pursuant to this Section or Article 2 hereof, all Revenues thereafter collected shall be applied in such order as Agent may elect in its discretion to the reasonable costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys’ fees actually incurred, fees, receiver fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Mortgagor as landlord, lessor or licensor of the Property, or to the Secured Obligations. Agent or any receiver (to the extent permissible under applicable law) shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received. Agent shall not be liable to Mortgagor, anyone claiming under or through Mortgagor or anyone having an interest in the Property by reason of anything done or left undone by Agent pursuant to this Section or Article 2 hereof, except in the event of Agent’s gross negligence or willful misconduct. If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies reasonably expended by Agent for such purposes shall become a portion of the Secured Obligations. Unless Agent and Mortgagor agree in writing to other terms of payment, such amounts shall be payable upon notice from Agent to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate stated in the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law. The entering upon and taking possession of and maintaining of control of the Property by Agent or any receiver (to the extent permissible under applicable law) and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Agent hereunder.

(e)      It is the intention of Agent and Mortgagor that the assignment effectuated by this Instrument with respect to the Revenues shall be a direct and currently effective assignment and shall not constitute merely an obligation to grant a lien, security interest or pledge for the purpose of securing the Secured Obligations.

(f)      In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Agent’s interest in the Revenues constitutes a lien on or security interest in or pledge of the Revenues, it is agreed and understood that the forwarding of a notice to Borrower after the occurrence of an Event of Default advising Borrower of the revocation of Borrower’s license to collect such Revenues, shall be sufficient action by Agent to (i) perfect such lien on or security interest in or pledge of the Revenues, (ii) take possession thereof and (iii) entitle Agent to immediate and direct payment of the Revenues, for application as provided in this Instrument, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property.

1.09    Leases of the Property.

(a)      Except as permitted in the Credit Agreement, Mortgagor shall not enter into any Lease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Property, without the prior written consent of Agent. Mortgagor, at Agent’s request, shall furnish Agent with executed copies of all Leases hereafter made of all or any part of the Property. Upon Agent’s request, Mortgagor shall make a separate and distinct assignment to Agent, as additional security, of all Leases hereafter made of all or any part of the Property.

(b)      There shall be no merger of the leasehold estates created by the Leases with the leasehold estates of the Land without the prior written consent of Agent. Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Instrument to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Instrument to any Lease.

(c)      Mortgagor hereby appoints Agent its attorney-in-fact, coupled with an interest, empowering Agent to subordinate this Instrument to any Leases.

1.10    Security Agreement.

(a)      Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles and articles of personal property either referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Property is concerned, Mortgagor grants unto Agent a security interest therein and this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the “Personal Property”) included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04below (the “UCC”). Any notification required by the UCC shall be deemed reasonably and properly given if sent in accordance with the notice provisions of this Instrument at least ten (10) days before any sale or other disposition of the Personal Property. Disposition of the Personal Property shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the

Property is located. It shall be deemed commercially reasonable for the Agent to dispose of the Personal Property without giving any warranties as to the Personal Property and specifically disclaiming all disposition warranties. A financing statement or statements affecting all of said personal property aforementioned, shall be appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein with respect to the Property, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said UCC, all at Agent’s sole election. Mortgagor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Mortgagor and Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is to the full extent provided by law, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Mortgagor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Agent as determined by this Instrument, subject to the provisions of the Credit Agreement, or impugning the priority of Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Agent’s priority of interest to be effective against a particular class of persons, must be filed in the UCC records.

(b)      Mortgagor warrants that (i) Mortgagor’s (that is, “Debtor’s”) correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Mortgagor’s jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subsection 1.10(c) hereof; (ii) Mortgagor (that is, “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subsection 1.10(c) hereof, and (iii) the location of the Personal Property secured by this Instrument is upon the Land (except that the books and records related to the Property may be stored and maintained at another site). Mortgagor covenants and agrees that Mortgagor shall not change any of the matters addressed by clauses (i) or (iii) of this Subsection 1.10(b)unless it has given Agent thirty (30) days prior written notice of any such change and has executed or authorized at the request of Agent such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(c)      The information contained in this Subsection 1.10(c) is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Louisiana, for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party”, the identity or corporate structure, jurisdiction of organization, organizational number, and residence or chief executive office of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of Exhibit “C” attached hereto; and a statement indicating the types, or describing the items, of Personal Property secured by this Instrument is set forth hereinabove.

(d)      Exhibit “C” correctly sets forth all names and tradenames that Mortgagor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Mortgagor over the last five years.

(e)      The Mortgagor hereby covenants and agrees that:

(1)      Mortgagor shall not merge or consolidate into, or transfer any of the Property to, any other person or entity except as permitted under the Credit Agreement.

(2)      Mortgagor shall, at any time and from time to time, take such steps as Agent may reasonably request for Agent (A) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Agent, (B) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (C) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Property and of the preservation of its rights therein. If Mortgagor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with respect to the Property or any portion thereof, Mortgagor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Instrument in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.

(3)      Mortgagor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Mortgagor under this Instrument or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number of Mortgagor.

(4)      Mortgagor shall not license, lease, sell or otherwise transfer any of the general intangibles to any third party during the term of this Instrument and the Credit Agreement without the prior written consent of the Agent (which consent may be withheld in the Agent’s sole discretion); and the Mortgagor will continue to use all trademarks, service marks and trade names in a consistent manner and shall take all steps necessary to properly maintain any formal registrations on the general intangibles, and to defend and enforce them, for the term of this Instrument and the Credit Agreement.

1.11    Further Assurances; After-Acquired Property. At any time and from time to time, upon request by Agent, Mortgagor will make, execute and deliver or cause to be made, executed and delivered, to Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Agent, any and all such other and further mortgages, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Mortgagor under the Guaranty, this Instrument, the other Loan Documents and the Hedge Documents and (b) this Instrument as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Mortgagor. Upon any failure by Mortgagor so to do, Agent may make, execute, record, file, re-record and/or refile any and all such mortgages, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Mortgagor and Mortgagor hereby irrevocably appoints Agent the agent and attorney-in-fact of Mortgagor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

1.12    Expenses. Mortgagor will pay or reimburse Agent, upon demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Agent in any suit, action, legal proceeding or dispute of any kind in which Lenders, Agent, or the holders of the Hedge Obligations is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Lenders, Agent, or the holders of the Hedge Obligations shall be added to the Secured Obligations secured by the lien of this Instrument.

1.13    Subrogation. Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

1.14    Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Instrument, the Guaranty, the Credit Agreement, the Note, any other Loan Document or any Hedge Document, at the time performance of such provision shall be due, shall be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges, then ipso facto the obligation to be fulfilled shall be reduced to the limit, so that in no event shall any exaction be possible under this Instrument, the Guaranty, the Note, the Credit Agreement, any other Loan Document or any Hedge Document be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges that is in excess of the current limit, but such obligation shall be fulfilled to the maximum limit permitted. The provisions of this Section 1.14 shall control every other provision of this Instrument, the Guaranty, the Note, the Credit Agreement or any other Loan Document or any Hedge Document.

1.15    Conveyance of Property. Mortgagor hereby acknowledges to Agent that (a) the identity and expertise of Mortgagor was and continues to be a material circumstance upon which Agent has relied in connection with, and which constitute valuable consideration to Agent for, the extending to Borrower of the loans and other extensions of credit evidenced by the Note and Credit Agreement, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Agent by this Instrument. Mortgagor therefore covenants and agrees with Agent, as part of the consideration for the extending to Mortgagor of the loans evidenced by the Note, that Mortgagor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Credit Agreement.

ARTICLE 2

2.01    Events of Default. The terms “Default” and “Event of Default” as used herein shall have the following meanings:

“Default” shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (a) any default in the payment or performance of the obligations of Mortgagor hereunder or of Borrower or any other Guarantor under any of the other Loan Documents when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Credit Agreement or such other Loan Documents, if any, subject to any limitations in the Credit Agreement on the right of Mortgagor, Borrower or any other Guarantor to receive notices of default, or (b) any representation or warranty of Mortgagor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (c) any default in the performance of the obligations of Mortgagor or Borrower or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period, (d) the occurrence of any “Event of Default” under the Credit Agreement or any other Loan Document, (e) any amendment to or termination of a financing statement naming Mortgagor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Mortgagor or by, or caused by, or at the instance of any principal, member, general partner or officer of Mortgagor (collectively, “Mortgagor Party”) without the prior written consent of Agent; (f) any amendment to or termination of a financing statement naming Mortgagor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than a Mortgagor Party or Agent or Agent’s counsel without the prior written consent of Agent and Mortgagor fails to use its best efforts to cause the effect of such filing to be completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Mortgagor thereof; or (g) any default or event of default by Mortgagor under the Ground Lease.

2.02    Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Agent and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand except as required by law, time being of the essence of this Instrument.

2.03    Right to Enter and Take Possession.

(a)      If an Event of Default shall have occurred and be continuing, Mortgagor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property, and if and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property (or such portion or portions as Agent may select) without the appointment of a receiver, or an application therefor, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

(b)      If Mortgagor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Property to Agent. Mortgagor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

(c)      Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) lease, manage and operate the Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in accordance with Section 12.5 of the Credit Agreement. Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Agent of any rights under this Instrument or otherwise. Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Agent.

(d)      Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument shall have been paid, the Lenders have no obligation to make further Loans and the Issuing Lender has no further obligation to issue Letters of Credit, and all Events of Default cured, Agent shall surrender possession of the Property to Mortgagor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04    Performance by Agent. If there shall be a Default or Event of Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Agent may, so long as such Default or Event of Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Mortgagor to Agent with interest thereon at the Default Rate. Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

2.05    Keeper. If an Event of Default shall have occurred and be continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a keeper to take possession of and to operate the Property (or such portion or portions as Agent may select) and to collect and apply the rents, issues, profits and revenues thereof. The keeper shall have all of the rights and powers permitted under the laws of the State of Louisiana, including, but not limited to, Louisiana Revised Statutes 9:5136 through 9:5140.2. Mortgagor will pay to Agent upon demand all reasonable expenses, including keeper’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section 2.05, and all such expenses shall be secured by this Instrument.

2.06    Enforcement.

(a)      Power of Sale. Upon the occurrence and during the continuance of an Event of Default, Agent, at its option, may sell, and is hereby authorized and empowered to sell the Property or any part of the Property at one or more public sale or sales conducted at the time and place and in the usual manner of the sheriff’s sales in the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the indebtedness secured hereby, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorney’s fees, in bar of the right and equity of redemption, homestead and all other rights and exemptions of every kind, if any (including, without limitation, all rights under any appraisement, valuation, stay or extension laws and all rights to have the Property marshaled upon foreclosure hereof), which may now or hereafter exist, all of which are hereby expressly waived by Mortgagor, after first advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which sheriff’s sales are advertised in said county, all other notice being hereby waived by Mortgagor. At any such public sale, Agent may execute and deliver to the purchaser a conveyance of the Property or any part of the Property, and to this end Mortgagor hereby constitutes and appoints Agent the agent and attorney-in-fact of Mortgagor to make such sale and conveyance, and thereby to divest Mortgagor of all right, title and equity that Mortgagor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed, and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Mortgagor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for the collection of the indebtedness secured hereby, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the indebtedness secured hereby. In the event of any sale under this Instrument by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Agent in its discretion may elect, and if Agent so elects, Agent may sell the personal (movable) property covered by this Instrument concurrently with the real property covered hereby or at one or more separate sales in any manner permitted by any applicable Uniform Commercial Code, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property are sold or the indebtedness secured hereby is paid in full. Agent may, at its option, sell the Property subject to the rights of any tenants, licenses, or lessees of the Property, and the failure to make any such tenants or licensees parties to any foreclosure proceedings and to foreclose their rights will not be asserted by Mortgagor to be a defense to any proceedings instituted by Agent to collect the indebtedness secured hereby. If the indebtedness secured hereby is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Agent may at its option exhaust the remedies granted under any of said security either concurrently or independently, and in such order as Agent may determine in its discretion. Upon any foreclosure sale, Agent may bid for and purchase the Property and shall be entitled to apply all or any part of the indebtedness secured hereby as a credit to the purchase price. In the event of any such foreclosure sale by Agent, Mortgagor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. Agent may proceed to enforce any right, power or remedy of foreclosure under this Instrument upon the occurrence and continuation of an Event of Default and without any requirement or condition that a judgment against Mortgagor or any Borrower be obtained. In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise or in the event Agent commences advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, then in every such case (i) Mortgagor and Agent shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken, (iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing Event of Default, and (iv) neither this Instrument, nor the Note, nor the indebtedness secured hereby, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Mortgagor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence.

(b)      If an Event of Default shall have occurred and be continuing, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, all as Agent shall determine most effectual for such purposes.

(c)      If an Event of Default shall have occurred and be continuing, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) and (b) of this Section 2.06, institute proceedings for the complete foreclosure of this Instrument in which case the Property may be sold for cash or upon credit in one or more parcels under ordinary or executory process, at the Agent’s sole option, and with or without appraisement, appraisement being expressly waived. For purposes of foreclosure under Louisiana executory process procedures, the Mortgagor hereby acknowledges and confesses judgment in favor of the Agent and Lenders and holders of Hedge Obligations for the full amount of the Secured Obligations.

(d)      Mortgagor waives in favor of the Agent and Lenders and holders of Hedge Obligations, any and all homestead exemptions and other exemptions of seizure or otherwise to which Mortgagor is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Property is concerned. Mortgagor further waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (c) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (d) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

(e)      Any and all declarations of fact made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process.

2.07    Purchase by Agent. Upon any foreclosure sale, Agent, on behalf of the Lenders and the holders of the Hedge Obligations, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

2.08    Application of Proceeds of Sale. The proceeds received by Agent as a result of the foreclosure sale of the Property or the exercise of any other rights or remedies hereunder shall be applied in the manner provided for in Section 12.5 of the Credit Agreement.

2.09    Mortgagor as Tenant Holding Over. In the event of any such foreclosure sale by Agent, Mortgagor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10    Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees, to the full extent permitted by law, that in case of a Default or Event of Default, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

2.11    Waiver of Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

2.12    Leases; Licensees. Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants, lessees and licensees of the Property, and the failure to make any such tenants, lessees or licensees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be a defense to any proceedings instituted by Agent to collect the sums secured hereby.

2.13    Discontinuance of Proceedings and Restoration of the Parties. In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then and in every such case Mortgagor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.

2.14    Remedies Cumulative. No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and may be exercised against Mortgagor as Agent may select and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.15    Waiver.

(a)      No delay or omission of Agent, any Lender or any holder of the Hedge Obligations to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by Agent to or of any Default or Event of Default by Mortgagor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other obligations of Mortgagor hereunder. Failure on the part of Agent, the Lenders or any holder of the Hedge Obligations to complain of any act or failure to act or to declare a Default or Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent, any Lender or any holder of the Hedge Obligations of its rights hereunder or impair any rights, powers or remedies consequent on any Default or Event of Default by Mortgagor.

(b)      If Lenders or Agent on behalf of the Lenders, or any holder of the Hedge Obligations (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Note, the Credit Agreement, any other Loan Document or any Hedge Document; (iv) release any part of the Property from the lien of this Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Note, this Instrument, any other Loan Document or any Hedge Document; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note, the Credit Agreement, the Guaranty, this Instrument or any other obligation of Mortgagor, or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

2.16    Suits to Protect the Property. Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lenders or the holders of the Hedge Obligations.

2.17    Agent May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent, Lenders and the holders of the Hedge Obligations allowed in such proceedings for the entire amount due and payable by Mortgagor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

2.18    WAIVER OF MORTGAGOR’S RIGHTS. BY EXECUTION OF THIS INSTRUMENT, MORTGAGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT, THE LENDERS AND/OR THE HOLDERS OF THE HEDGE OBLIGATIONS TO ACCELERATE THE SECURED OBLIGATIONS AND, TO THE EXTENT PERMITTED BY LAW, THE POWER OF AGENT TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY MORTGAGOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT OR BY LAW; (B) TO THE FULL EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT OR BY APPLICABLE LAW; (C) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND THEIR PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR AND MORTGAGOR HAS CONSULTED WITH COUNSEL OF MORTGAGOR’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

2.19    Claims Against Agent, Lenders and Holders of Hedge Obligations. No action at law or in equity shall be commenced, or allegation made, or defense raised, by Mortgagor against Agent, the Lenders or any holder of the Hedge Obligations for any claim under or related to this Instrument, the Note, the Credit Agreement, the Guaranty or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Mortgagor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Mortgagor, shall have been given to Agent within sixty (60) days from and after the initial awareness of Mortgagor of the event, omission or circumstances forming the basis of Mortgagor for such claim. Any failure by Mortgagor to timely provide such written notice to Agent shall constitute a waiver by Mortgagor of such claim.

2.20    [Intentionally Omitted].

2.21    Indemnification; Subrogation; Waiver of Offset.

(a)      Mortgagor shall indemnify, defend and hold Agent, the Lenders and the holders of the Hedge Obligations harmless for, from and against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Agent’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Agent, or the Lenders or the holders of the Hedge Obligations in connection with the Secured Obligations, this Instrument, the Property, or any part thereof, or the exercise by Agent of any rights or remedies granted to it under this Instrument; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Agent, the Lenders or the holders of the Hedge Obligations for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Agent or a Lender by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against Agent, a Lender or a holder of a Hedge Obligation by a court of competent jurisdiction after the expiration of all applicable appeal periods.

(b)      If Agent, a Lender or a holder of a Hedge Obligation is made a party defendant to any litigation or any claim is threatened or brought against Agent, a Lender or a holder of a Hedge Obligation concerning the Secured Obligations, this Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold such Person harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by such Person in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this Section 2.21(b) shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Agent, a Lender or a holder of a Hedge Obligation for, from and against any and all liabilities or claims imposed on or incurred by such Person by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against such Person by a court of competent jurisdiction after expiration of all applicable appeal periods. If Agent commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Agent its reasonable attorneys’ fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Instrument, Agent may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Agent reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Instrument shall include without limitation any attorney or law firm engaged by Agent and Agent’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Instrument shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Agent’s in-house counsel.

(c)      A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Agent, the Lenders, the holders of the Hedge Obligations and each of their respective officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Property, Mortgagor’s property or the property of others under Mortgagor’s control from any cause insured against or required to be insured against by the provisions of this Instrument.

(d)      ALL SUMS PAYABLE BY MORTGAGOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF MORTGAGOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF: (I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF; (III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE; (IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS, OR ANY ACTION TAKEN WITH RESPECT TO THIS INSTRUMENT BY AGENT OR BY ANY RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH MORTGAGOR HAS, OR MIGHT HAVE, AGAINST AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH MORTGAGOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT MORTGAGOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING. MORTGAGOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY MORTGAGOR.

2.22    Revolving Credit/Future Advance. This Instrument secures Secured Obligations which may provide for a variable rate of interest as well as revolving credit advances and other future advances, whether such advances are obligatory or otherwise. In accordance with Article 3298 of the Louisiana Civil Code and Louisiana Revised Statutes 9:4401 and any successor or replacement statute, and as to all Secured Obligations, present and future, secured by this Instrument, notwithstanding the nature of such obligations or the date they arise, this Instrument has effect between the parties from the time this instrument is executed, and as to third persons from the time this Instrument is filed for registry. Advances under the Note are subject to the terms and provisions of the Credit Agreement and the other Security Documents. Mortgagor acknowledges that the Secured Obligations may increase or decrease from time to time and that if the outstanding balance of the Secured Obligations is ever repaid to zero the security title and security interest created by this Instrument shall not be deemed released or extinguished by operation of law or implied intent of the parties. This Instrument shall remain in full force and effect as to any further advances under the Credit Agreement made after any such zero balance until the Secured Obligations are paid in full, all agreements to make further advances or issue letters of credit have been terminated and this Instrument has been canceled of record. Mortgagor waives the operation of any applicable statutes, case law or regulation having a contrary effect.

ARTICLE 3

3.01    Successors and Assigns. This Instrument shall inure to the benefit of and be binding upon Mortgagor and Agent and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Instrument to Mortgagor or Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Mortgagor or Agent.

3.02    Terminology. All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Sections or subsections thereof, shall refer to the corresponding Articles, Sections or subsections thereof, of this Instrument unless specific reference is made to such Articles, Sections or subsections thereof of another document or instrument.

3.03    Severability. If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.04    Applicable Law. This Instrument will be governed by the substantive laws of the State of Louisiana, without giving effect to its principles of choice of law or conflicts of law (except with respect to choice of law or conflicts of law provisions of its Uniform Commercial Code), and the laws of the United States applicable to transactions in the State of Louisiana. Should any obligation or remedy under this Instrument be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of any other state referred to herein or of another state whose laws can validate and apply thereto shall govern.

3.05    Notices. Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered if given and delivered as provided in the Guaranty if given to Mortgagor or as provided in the Credit Agreement if given to Agent.

3.06    Conflict with Credit Agreement Provisions. Mortgagor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

3.07    Assignment. This Instrument is assignable by Agent, and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.

3.08    Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Instrument, and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Obligations.

3.09    Mortgagor. Unless the context clearly indicates otherwise, as used in this Instrument, “Mortgagor” means the mortgagors named in recitals hereof or any of them. The obligations of Mortgagor hereunder shall be joint and several. If any Mortgagor, or any signatory who signs on behalf of any Mortgagor, is a corporation, partnership or other legal entity, Mortgagor and any such signatory, and the person or persons signing for it, represent and warrant to Agent that this instrument is executed, acknowledged and delivered by Mortgagor’s duly authorized representatives.

3.10    Place of Payment; Forum; Waiver of Jury Trial. All Secured Obligations which may be owing hereunder at any time by Borrower or Mortgagor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Agent indicated at the end of this Instrument). Mortgagor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the county in which the Secured Obligations are payable, and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Instrument or the Secured Obligations. Mortgagor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to Mortgagor at its address stated in the first paragraph of this Instrument, or at a subsequent address of Mortgagor of which Agent received actual notice from Mortgagor in accordance with the Credit Agreement, and service so made shall be completed five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Agent to serve process in any manner permitted by law or limit the right of Agent to bring proceedings against Mortgagor in any other court or jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT OR ANY OTHER LOAN DOCUMENT.

3.11    No Waiver of Remedies. Agent may resort to any remedies and the security given by the Guaranty, this Instrument or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Agent’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Guaranty, this Instrument or any of the other Loan Documents. The failure of Agent to exercise any right, remedy or option provided in the Guaranty, this Instrument or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Guaranty, this Instrument or the other Loan Documents. No acceptance by Agent of any payment after the occurrence of any Event of Default and no payment by Agent of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor’s liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Agent, and no extension of time for the payment of the whole or any portion of the Secured Obligations or any other indulgence given by Agent to Mortgagor, shall operate to release or in any manner affect the interest of Agent, any Lender or any holder of the Hedge Obligations in the remaining Property or the liability of Mortgagor to pay the Secured Obligations or the liability of Mortgagor under the Guaranty. No waiver by Agent shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Agent and Lenders in exercising their rights and remedies under this Instrument (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Agent, and such costs and expenses shall constitute a portion of the Secured Obligations and shall be secured by this Instrument. The interests and rights of Agent, any Lender or any holder of the Hedge Obligations under the Guaranty, this Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Agent or any Lender may grant with respect to any of the Secured Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Agent, any Lender or any holder of the Hedge Obligations may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Secured Obligations.

3.12    No Paraph. Mortgagor acknowledges that no note or other evidence of Secured Obligations has been paraphed for identification with this Instrument.

3.13    Acceptance. The acceptance of this Instrument by Agent and the consent by Agent to the terms and conditions of this Instrument are presumed and, under the provisions of Louisiana Civil Code article 3289, Agent has not been required to sign this Mortgage.

3.14    Certificates. Mortgagor and Agent waive the production of mortgage, conveyance, tax research and other certificates and relieve and release me, Notary, from all responsibility and liability in connection therewith.

3.15    Reliance. Notwithstanding any reference herein to the Credit Agreement or any Loan Document, no third party shall be obligated to inquire as to whether any term or condition set forth therein has occurred but shall be entitled to rely upon the certificate of the Agent as to all events, including but not limited to the occurrence of an Event of Default and the right of the Agent to enforce this Instrument.

ARTICLE 4– COMPLIANCE WITH CREDIT AGREEMENT

4.01    Representations and Warranties. In addition to the representations and warranties made by Mortgagor herein, Mortgagor hereby makes to the Agent and the Lenders the representations and warranties set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections: Sections 6.1(c) and (d), 6.2, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.14, 6.15, 6.16, 6.17, 6.20, 6.23, 6.25, 6.26, 6.27, 6.28, 6.29, 6.30 and 6.32.

4.02    Covenants and Agreements. The Mortgagor covenants and agrees that so long as any Loan, Note or Letter of Credit is outstanding that Mortgagor shall comply with all of the covenants and agreements set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections: Sections 7.2, 7.3, 7.4(e), 7.5(a), (b), (c), and (d), 7.6, 7.7 (to the extent required by Section 1.05 hereof), 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.19, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.10, 8.12, 8.13, 8.14, 8.15, 18.9, 21, and 25. For purposes of Sections 7.5(a), (b), (c) and (d) of the Credit Agreement, notice given to Agent by Borrower shall satisfy any requirement that Mortgagor deliver notice under the relevant section.

ARTICLE 5 – LEASEHOLD MORTGAGE PROVISIONS

5.01    Status of Ground Lease. Mortgagor hereby warrants and represents as follows: (i) the Ground Lease constitutes the sole agreement between Mortgagor and the Lessor with respect to the Leased Premises and is in full force and effect in accordance with its terms, covenants and conditions, unmodified by any writing or otherwise; (ii) that the Ground Lease is a valid and subsisting lease of the Leased Premises and other property leased pursuant to the Ground Lease; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) Mortgagor enjoys the quiet and peaceful possession of the Leased Premises demised by the Ground Lease, subject to the terms thereof; (v) neither Mortgagor nor, to Mortgagor’s knowledge, the Lessor is in default under any of the terms of the Ground Lease and, to Mortgagor’s knowledge, there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default or event of default thereunder; (vi) there are no encumbrances of the Ground Lease except as set forth on Exhibit B hereto and (v) that a true and correct copy of the Ground Lease has been delivered by Mortgagor to Agent.

5.02    Continuation of Ground Lease. Mortgagor shall not, except with the prior written consent of Agent, (i) cancel, terminate, or surrender the Ground Lease, or consent to, acquiesce in or accept any cancellation, rejection or termination thereof, or permit any condition or event to exist which would terminate or cancel the same or permit such termination or cancellation, or (ii) consent or fail to object to any attempt by Lessor to sell or transfer its interest in the Land and the Improvements free and clear of the Ground Lease, or (iii) amend, modify or otherwise change any term, covenant or condition of the Ground Lease, or (iv) take any action in connection with the Ground Lease which would have the effect of materially impairing the value of Mortgagor’s interest thereunder or of the Leased Premises, or of materially impairing the interest of Agent or Lenders therein, or (v) waive, excuse or discharge any of the material obligations and agreements of any other party under the Ground Lease, or subordinate or consent to the subordination of the Ground Lease to any mortgage or deed of trust on any party’s interest in the property demised by the Ground Lease or consent to any restriction, covenant or agreement affecting the leasehold estate created by the Ground Lease, or (vi) further assign, transfer, convey, pledge, encumber or permit the encumbrance of its interest under the Ground Lease. Any attempt on the part of Mortgagor to exercise any of the forgoing rights without such written consent of Agent shall be null and void and of no effect.

5.03    Assignment of Rights under Ground Lease. As further security for the payment of the Secured Obligations and for the performance of the covenants contained in this Instrument, Mortgagor hereby assigns to Agent, on behalf of the Lenders, all of its rights, privileges and prerogatives to terminate, subordinate, cancel, modify, change, supplement, alter, amend, renew, consent or object to any attempted transfer of Lessor’s interest in the Land and the Improvements free and clear of the Ground Lease, extend or give consents or approvals under the Ground Lease (including, without limitation, the right to elect to accede to any rejection of the Ground Lease in any bankruptcy proceeding of the landlord thereunder), either orally, by course of conduct or in writing, and any such termination, subordination, cancellation, modification, change, supplement, alteration, amendment, extension, consent or approval of or under the Ground Lease by the Mortgagor, without the prior written consent thereto by Agent, shall be void and of no force and effect. Provided that no Event of Default has occurred and is continuing, Mortgagor shall be permitted to exercise its rights, privileges and prerogatives to renew or extend the Ground Lease to the extent otherwise permitted hereunder.

5.04    Delivery of Notices. Mortgagor shall furnish to Agent such information and evidence as Agent may reasonably require concerning the due observance, performance and compliance with the terms, covenants and provisions, of the Ground Lease including, but not limited to, any evidence of efforts to cure any default during any applicable grace period under the Ground Lease. If, pursuant to the Ground Lease, the Lessor shall deliver to Agent a copy of any written notice of default or event of default given to Mortgagor, such notice shall constitute full authority and protection to Agent for any action taken or omitted to be taken by Agent in good faith in reliance thereon to cure such default (and any such cure shall not constitute the curing of any Default or Event of Default under this Instrument).

5.05    Performance of Ground Lease by Mortgagor. Mortgagor will pay or cause to be paid all rent and other charges required under the Ground Lease as and when the same are due (without allowance for any cure or grace periods) and Mortgagor will keep, observe and perform, or cause to be kept, observed and performed, all of the other terms, covenants, provisions and agreements of the Ground Lease on the part of the lessee thereunder to be kept, observed and performed (without allowance for any cure or grace periods). Mortgagor will enforce the obligations of the Lessor under the Ground Lease to the end that Mortgagor may enjoy all of the rights granted to it under the Ground Lease.

5.06    Cure. In the event of any default in the observance or performance of any of the terms, covenants or conditions to be observed or performed under the Ground Lease, Agent may, at its option, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of the Mortgagor under the Ground Lease in the name of and on behalf of Mortgagor. Agent shall promptly provide to Mortgagor notice of any such action taken by Agent, but Agent’s right to take any such action shall not be conditioned upon giving any such notice. For the purposes of curing any breach of Mortgagor’s covenants contained in this section, or in order to cure any failure of compliance, default or event of default referred to in this section, or effecting, in whole or in part, any such cure, Agent may do (but shall be under no obligation to do) any act or execute any document in the name of Mortgagor or as its attorney-in-fact and, to facilitate this right of Mortgagor, Mortgagor hereby irrevocably appoints Agent, with full power of substitution, its true and lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute any and all documents which may be necessary or in the opinion of Agent desirable to effect any such cure, or preserve any rights of the Mortgagor under, or to effect compliance in whole or in part with, the Ground Lease, and Agent and any person designated by Agent are hereby granted the right to enter upon the Property at any time and from time to time for the purpose of taking such action; and any and all payments made and costs incurred by Agent in connection therewith, including reasonable attorneys’ fees, shall be secured by this Instrument and, upon demand, shall be repaid by Mortgagor to Lenders with interest thereon at the Default Rate. Mortgagor hereby expressly agrees that any “Event of Default” under the Ground Lease shall constitute and be deemed to be an Event of Default under this Instrument, which shall not be subject to notice or right to cure prior to becoming an “Event of Default” hereunder.

5.07    No Merger. So long as the Secured Obligations shall remain unpaid, unless Agent shall otherwise give its written consent, the fee title (full ownership in the Land) and the leasehold estate in the property demised by the Ground Lease (rights of lessee in the lease of the immovable) shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in the Lessor, Lenders, Mortgagor, or any third party, whether by purchase or otherwise. Mortgagor agrees that it will not acquire full ownership of the Land without giving Agent sixty (60) days prior notice and executing such amendments of this Instrument or such additional mortgages as may be required in Agent’s reasonable determination in order to insure this Instrument or such additional mortgage as a first and prior lien upon the full ownership of the Land. In case Mortgagor acquires the fee title (full ownership) or any other estate, title or interest in the property demised by the Ground Lease, this Instrument shall automatically attach to and cover and be a lien upon the fee title (full ownership) or such other estate so acquired, and such fee title (full ownership) or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Instrument. Mortgagor agrees to execute all instruments and documents which Agent may reasonably require to ratify, confirm and further evidence Agent’s lien and security title on the acquired estate, title or interest in respect of the Mortgagor and to deliver an endorsement to the title policy for the Land insuring this Instrument as a first priority lien on Mortgagor’s fee simple title to (full ownership of) the Land without additional exception. Furthermore, the Mortgagor hereby appoints Agent its true and lawful attorney in fact to execute and deliver all such instruments and documents in the name and on behalf of the Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as the Secured Obligations remain outstanding.

5.08    No Release. No release or forbearance of any of Mortgagor’s obligations under the Ground Lease, pursuant to the Ground Lease, or otherwise, shall release Mortgagor from any of its obligations under this Instrument, including its obligation with respect to the payment of rent as provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease, to be kept, performed and complied with by the tenant therein.

5.09    Elections. Mortgagor shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right pursuant to Section 5.11 below) for which a right to do so is conferred upon Mortgagor as lessee under the Ground Lease without Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, all of which have been assigned for collateral purposes to Agent, shall vest in and be exercisable solely by Agent.

5.10    Arbitration Proceedings. Mortgagor will give Agent prompt written notice of the commencement of any arbitration, mediation, accounting or appraisal proceeding under and pursuant to the provisions of the Ground Lease. Agent shall have the right to intervene and participate in any such proceeding and Mortgagor shall confer with Agent to the extent which Agent deems reasonably necessary for the protection of Agent. Upon the written request of Agent, Mortgagor will exercise all rights of arbitration, mediation, accounting or appraisal conferred upon it by the Ground Lease. Mortgagor shall select an arbitrator, mediator, accountant or appraiser who is approved in writing by Agent, provided, however, that if at the time any such proceeding shall be commenced, Mortgagor shall be in default in the performance or observance of any covenant, condition or other requirement of the Ground Lease, or an Event of Default exists under this Instrument, on the part of Mortgagor to be performed or observed, or Mortgagor fails to select such Person in accordance with the terms of the Ground Lease, Agent shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Mortgagor the arbitrator, mediator, accountant or appraiser in such proceeding.

5.11    Exercise of Options. Mortgagor may exercise any right to renew or extend the term of the Ground Lease contained therein without the prior written consent of Agent. Mortgagor shall give Agent simultaneous written notice of the exercise of such option or right to renew or extend, together with a copy of the instrument given to the lessor under the Ground Lease exercising such option or right, and, thereafter, shall promptly deliver to Agent a copy of any acknowledgment by the lessor under such Ground Lease with respect to the exercise of such option or right. If such option or right has not been exercised as aforesaid, then not more than one hundred eighty (180) and not less than one hundred fifty (150) days before the right of Mortgagor to exercise any option or right to renew or extend the term of the Ground Lease shall expire, Mortgagor shall give Agent written notice specifying the date, term and manner for which such option or renewal is to be exercised. Within fifteen (15) business days of written demand by Agent, Mortgagor shall exercise any such option or renewal which is necessary to extend the term of the Ground Lease beyond the term of this Instrument or to comply with any law affecting Mortgagor or Agent or which is necessary, in Agent’s reasonable judgment, to preserve the value of the security intended to be afforded by this Instrument. Mortgagor shall promptly provide evidence of such exercise of such option or right to Agent’s reasonable satisfaction. In the event that Mortgagor fails to so exercise any such option or right or in the event of any default hereunder which is continuing beyond the applicable cure periods, Mortgagor hereby agrees and grants to Agent all right and authority to exercise such option in the name of Mortgagor or in its own name. Notwithstanding anything herein to the contrary, Mortgagor shall not exercise any purchase options, rights of first offer or rights of first refusal in the Ground Lease without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed including, without limitation, delivery of a mortgage on the fee interest (full ownership). Nothing contained herein shall affect or limit any rights of Agent granted under the Ground Lease.

5.12    Bankruptcy.

(a)      The lien of this Instrument shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. § 365(h), including, without limitation, all of Mortgagor’s rights to remain in possession of the Property. In the event that the Lessor should become subject to any bankruptcy proceedings, Mortgagor shall not accept any rejection by such Person or trustee on behalf of such Person in bankruptcy as terminating the Ground Lease, but, instead, shall remain in possession of the premises leased pursuant to the Ground Lease to the full extent permitted by law. Without limiting the foregoing, no such acceptance of any rejection of the Ground Lease or treatment of the Ground Lease as terminated by Mortgagor shall be effective unless consented to in writing by Agent.

(b)      Mortgagor shall not, without Agent’s prior written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code, 11 U.S.C. § 365(h)(1). Any such election made without Agent’s consent shall be void. If the Ground Lease is rejected in any case, proceeding or other action commenced by or against the Lessor (or any person or party constituting or having an interest in the Ground Lease) under the Bankruptcy Code or any comparable federal or state statute or law, (i) Mortgagor, promptly after obtaining notice thereof, shall give written notice thereof to Agent, and (ii) this Instrument and all the liens, terms, covenants and conditions of this Instrument shall extend to and cover Mortgagor’s possessory rights under Subsection 365(h) of the Bankruptcy Code (including all renewal and extension rights) and to any offsets and claim for damages due to Lessor’s rejection of the Ground Lease. In addition, Mortgagor hereby collaterally assigns to Agent, Mortgagor’s rights to remain in possession of the premises demised under the Ground Lease and to offset rents under the Ground Lease under Subsections 365(h)(1)(A)(ii) and 365(h)(1)(B) of the Bankruptcy Code in the event any case, proceeding or other action is commenced by or against the Lessor under the Bankruptcy Code or any comparable federal or state statute or law. Mortgagor hereby assigns to Agent Mortgagor’s right under Subsection 365(d)(4)(B) to seek an extension of the 120-day period within which Mortgagor must accept or reject the Ground Lease under Subsection 365(d)(4)(A) of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Mortgagor under the Bankruptcy Code or comparable federal or state statute or law. Furthermore, if Mortgagor shall desire to reject the Ground Lease under the Bankruptcy Code or any comparable federal or state statute or law, Mortgagor shall, at Agent’s request, assign its interest in the Ground Lease to Agent in lieu of rejecting the Ground Lease as described above, upon receipt by Mortgagor of written notice from Agent of such request together with the agreement of Agent to cure any existing defaults of Mortgagor under the Ground Lease to the extent required thereunder. Mortgagor hereby waives, for the benefit of Agent, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 365 of the Bankruptcy Code or of any other creditors rights law which gives or purports to give Mortgagor any right of election to terminate the Ground Lease, to acquiesce in the termination of the Ground Lease or to surrender possession of the Property in the event of any bankruptcy or other debtor relief proceeding of Mortgagor or any other Person including, without limitation, Lessor.

(c)      In the event Lessor, as debtor in possession, or a trustee for Lessor, attempts to transfer its interest in the Land and the Improvements free and clear of the Ground Lease pursuant to Section 363 of the Bankruptcy Code or pursuant to any other creditors rights law, Mortgagor shall not consent, acquiesce or fail to object to such attempted transfer. Any such consent, acquiescence or failure to object shall be null and void. In any event, Mortgagor hereby waives, for the benefit of Agent, its successors and assigns only, and not enforceable by anyone else, the provisions of Section 363 of the Bankruptcy Code or of any other creditors rights law which gives or purports to give Mortgagor or Lessor any right to consent to or acquiesce in the transfer of the Lessor’s interest in the Land and the Improvements free and clear of the Ground Lease, to acquiesce in the termination of the Ground Lease or to surrender possession of the Property in the event of any bankruptcy or other debtor relief proceeding of Lessor or any other Person.

(d)      Mortgagor hereby unconditionally assigns, transfers and sets over to Agent all of Mortgagor’s claims and rights to offsets and the payment of damages arising from any rejection of the Ground Lease by Lessor or any other fee owner or owner of full ownership of the Property under the Bankruptcy Code. Agent shall have the right to proceed in its own name or in the name of Mortgagor in respect of any offsets, claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute, either in its own name or in the name of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect to the Lessor or any fee owner or owner of full ownership under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing offsets, claims, rights and remedies, and shall continue in effect until all of the Secured Obligations have been satisfied and discharged in full. Any amounts received by Agent as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of Agent (including, without limitation, attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this Section and then in accordance with the provisions of the Loan Documents. Mortgagor shall promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Agent, a UCC Financing Statement (Form UCC 1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Agent to effectuate and carry out the assignment made pursuant to this Section and any other powers granted to Agent.

(e)      If pursuant to Subsection 365(h)(1)(B) of the Bankruptcy Code, 11 U.S.C. § 365(h)(1)(B), Mortgagor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the Lessor or any fee owner or owner of full ownership of any of their obligations under the Ground Lease after the rejection by the Lessor or any fee owner or owner of full ownership of the Ground Lease under the Bankruptcy Code, Mortgagor shall, prior to effecting such offset, notify Agent in writing of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Agent shall have the right to object to all or any part of such offset that, in the reasonable judgment of Agent, would constitute a breach of the Ground Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts so objected to by Agent. Neither Agent’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Agent.

(f)      If any action, proceeding, motion or notice shall be commenced or filed in respect of the Lessor or any fee owner or owner of full ownership, the Property or the Ground Lease in connection with any case under the Bankruptcy Code, Agent shall have the option, exercisable upon written notice from Agent to Mortgagor, to conduct and control any such litigation with counsel of Agent’s choice. Agent may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents reasonably required by Agent in connection therewith. Mortgagor shall, upon demand, pay to Agent all costs and expenses (including attorneys’ fees) paid or incurred by Agent in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Mortgagor as aforesaid shall be secured by the lien of this Instrument and shall be added to the principal amount of the indebtedness secured hereby. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion (unless such motion is for the purpose of protecting the Ground Lease and its value as security for the obligations secured by this Instrument), in respect of the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

(g)      Mortgagor shall, after obtaining knowledge thereof, promptly notify Agent in writing of any filing by or against the Lessor or other fee owner or owner of full ownership of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Agent, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

(h)      If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, Mortgagor shall give Agent not less than thirty (30) days’ prior written notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject the Ground Lease. Agent shall have the right, but not the obligation, to serve upon Mortgagor within such thirty (30) day period a notice stating that Agent demands that Mortgagor assume and assign the Ground Lease to Agent pursuant to Section 365 of the Bankruptcy Code. If Agent shall serve upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence.

5.13    No Assumption. Notwithstanding anything to the contrary contained herein, this Instrument shall constitute an assignment of the Ground Lease for collateral purposes only and Agent shall have no liability or obligation thereunder by reason of its acceptance of this Instrument.

5.14    New Lease. If the Ground Lease is canceled or terminated, and if Agent or its nominee shall acquire an interest in any new lease of the property demised thereby, Mortgagor shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

5.15    Estoppel. Within twenty (20) days after written demand by Agent, Mortgagor shall use commercially reasonable efforts to cause the Lessor deliver an estoppel certificate in a form substantially similar to that estoppel certificate being delivered by the Lessor to Agent on or around the date hereof, among other things, setting forth (i) the name of the tenant thereunder, (ii) that the Ground Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the basic rent payable under the Ground Lease, (iv) the date to which all rental charges have been paid by the tenant under the Ground Lease, (v) whether there are any alleged defaults of the tenant under the Ground Lease and, if there are, setting forth the nature thereof in reasonable detail, and (vi) such other matters as may be reasonably requested by Agent.

5.16    Liability. Agent shall be liable for the obligations of Mortgagor arising under the Ground Lease for only that period of time which Agent has acquired, by foreclosure or otherwise, and is holding all of the Mortgagor’s right, title and interest therein.

5.17    Liens Upon Fee. In the event any lien or encumbrance, other than those exceptions shown in the title policy in favor of Agent insuring the lien of this Instrument, now or hereafter exists upon the fee title or full ownership title of Lessor under the Ground Lease or the leasehold estate, Mortgagor will do or cause to be done everything necessary to preserve and protect: (i) the leasehold estate and rights of lessee under the Ground Lease, from loss by reason of sale under or foreclosure of any such lien or encumbrance; and (ii) the title and possession of the leasehold estate or rights of lessee under the Ground Lease so that these presents shall be and continue to be a first and prior lien on all of the Property, subject only to those exceptions shown in the title policy in favor of Agent insuring the lien of this Instrument.

[SIGNATURES ON NEXT PAGE]

THUS DONE AND PASSED on the 1st day of October, 2013, but dated for the convenience of the parties as of the date first above written, in my presence and in the presence of the undersigned competent witnesses who hereinto sign their names with the said Mortgagor and me, Notary, after reading the whole.

MORTGAGOR:

HC-3436 MASONIC DRIVE, LLC,
a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership, its sole member

	By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its General Partner

		By:	/s/ John E. Carter
Name: John E. Carter
Title: Chief Executive Officer

WITNESSES:

Signature: /s/ Lisa Collado
Print Name: Lisa Collado

Signature: /s/ Anatalia Sanchez
Print Name: Anatalia Sanchez

/s/ Demetra Elliott
Notary Public
Bar No./Notary No. EE062077
Printed Name: Demetra Elliott

[SIGNATURE PAGE TO ACT OF MORTGAGE]

Resolutions

The undersigned notary public hereby certifies that attached hereto are certified resolutions of the sole member of HC-3436 Masonic Drive, LLC, attached to this Act of Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents, dated effective as of October     , 2013, and passed before me this 1 day of October, 2013.

/s/ Demetra Elliott

Notary Public

Bar No./Notary No. EE062077

Printed Name: Demetra Elliott

EXHIBIT “A”

LEGAL DESCRIPTION

THAT CERTAIN 1.719 ACRE PIECE, PARCEL OR LOT OF GROUND, TOGETHER WITH ALL IMPROVEMENTS THEREON, RIGHTS OF WAYS, AND PRIVILEGES THEREUNTO BELONGING BEING A PORTION OF CHRISTUS HEALTH CENTRAL LOUISIANA INC. PROPERTIES, LYING ADJACENT TO AND ADJOINING THE EASTERN SIDE OF LOTS 9 AND 10 OF CABRINI SUBDIVISION, SITUATED IN SECTION 42, TOWNSHIP 4 NORTH RANGE 1 WEST, CITY OF ALEXANDRIA, RAPIDES PARISH, LOUISIANA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHERNMOST CORNER OF LOT 9 OF CABRINI SUBDIVISION, SAID POINT BEING A FOUND 1/2 INCH IRON ROD AND THE POINT OF BEGINNING; THENCE N 37°55’46” E A DISTANCE OF 267.26 FEET TO A FOUND 1/2 INCH IRON ROD; THENCE S 51°50’18” E A DISTANCE OF 280.64 FEET TO A FOUND 1/2 INCH IRON ROD; THENCE S 38°09’39” W A DISTANCE OF 267.26 FEET TO A SET 1/2 INCH IRON ROD; THENCE N 51°50’16” W A DISTANCE OF 279.56 FEET BACK TO THE POINT OF BEGINNING, SAID TRACT CONTAINING 1.719 ACRES MORE OR LESS.

SUBJECT TO THE BENEFIT OF A 40’ SERVITUDE OF PASSAGE DESCRIBED AS FOLLOWS:

COMMENCING AT THE EASTERNMOST CORNER OF THE ABOVE DESCRIBED TRACT; THENCE S 38°09’39” W A DISTANCE OF 53.50 FEET TO THE POINT OF BEGINNING; THENCE S 51°50’29” E A DISTANCE OF 8.99 FEET; THENCE WITH A CURVE TURNING TO THE LEFT WITH AN ARC LENGTH OF 37.00 FEET, WITH A RADIUS OF 60.00 FEET, WITH A CHORD BEARING OF S 69°30’18” E, WITH A CHORD LENGTH OF 36.42 FEET; THENCE WITH A CURVE TURNING TO THE RIGHT WITH AN ARC LENGTH OF 61.11 FEET, WITH A RADIUS OF 100.00 FEET, WITH A CHORD BEARING OF S 69°20’52” E, WITH A CHORD LENGTH OF 60.16 FEET; THENCE S 51°50’29” E A DISTANCE OF 63.48 FEET; THENCE S 38°32’55” W A DISTANCE OF 40.00 FEET; THENCE N 51°50’29” W A DISTANCE OF 63.21 FEET; THENCE WITH A CURVE TURNING TO THE LEFT WITH AN ARC LENGTH OF 36.58 FEET, WITH A RADIUS OF 60.00 FEET, WITH A CHORD BEARING OF N 69°18’29” W, WITH A CHORD LENGTH OF 36.02 FEET; THENCE WITH A CURVE TURNING TO THE RIGHT WITH AN ARC LENGTH OF 61.53 FEET, WITH A RADIUS OF 100.00 FEET, WITH A CHORD BEARING OF N 69°27’58” W, WITH A CHORD LENGTH OF 60.56 FEET; THENCE N 51°50’29” W A DISTANCE OF 8.99 FEET; THENCE N 38°09’39” E A DISTANCE OF 40.00 FEET BACK TO THE POINT OF BEGINNING; SAID TRACT CONTAINING 0.157 ACRES MORE OR LESS. ALL PROPERTY DESCRIBED ABOVE BEING MORE FULLY SHOWN ON THE CERTIFICATE OF SURVEY BY SMITH, FONTENOT & PHILLIPS, LLC, JOB #S13-035, DATED APRIL 24, 2013, REVISED JULY 25, 2013.

EXHIBIT “A” - PAGE 1

EXHIBIT “B”

Permitted Encumbrances

Permitted Encumbrances are such matters as are shown on Schedule B to the Pro Forma Loan Title Insurance Policy File No. 5211322-0012459e issued by First American Title Insurance Company to the Agent in connection with this Instrument.

EXHIBIT “B” - PAGE 1

EXHIBIT “C”

Schedule 1

(Description of “Debtor” and “Secured Party”)

A.	Debtor:

1.

HC-3436 MASONIC DRIVE, LLC, a limited liability company organized under the laws of the State of Delaware. Debtor has been using or operating under said name and identity or corporate structure without change since April 16, 2013.

Names and Tradenames used within last five years:

None.

Location of all chief executive offices over last five years:

4211 W. Boy Scout Boulevard, Suite 500, Tampa, Florida 33607.

Organizational Number: 0758161

B.	Secured Party:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent.

EXHIBIT “C” - PAGE 1

Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A.	The mailing address of Debtor is:

HC-3436 Masonic Drive, LLC

4211 W. Boy Scout Boulevard

Suite 500

Tampa, Florida 33607

Attn: Todd Sakow, Chief Financial Officer

B.	The mailing address of Secured Party is:

KeyBank National Association

4910 Tiedeman Road

3rd Floor

Brooklyn, Ohio 44144

Attn: Real Estate Capital Services

Schedule 2 - Page 1